As filed with the Securities and Exchange Commission on November 16, 2018

Registration Statement No. 333-227179

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MELINTA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-4440364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 George Street

Suite 301

New Haven, Connecticut 06511

(Address of Principal Executive Offices)

Melinta Therapeutics, Inc. 2018 Stock Incentive Plan

(Full title of the plan)

John H. Johnson

Interim Chief Executive Officer

Melinta Therapeutics, Inc.

300 George Street

Suite 301

New Haven, Connecticut 06511

(908) 617-1309

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gordon R. Caplan, Esq.

Sean M. Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to that certain Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 4, 2018 (the “Original Filing”) is being filed by Melinta Therapeutics, Inc. (the “Company”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to add Exhibit 23.3, the consent of Ernst & Young LLP, which was inadvertently omitted from the Original Filing. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Willkie Farr & Gallagher LLP	S-8	5.1	September 4, 2018

23.1	Consent of Willkie Farr & Gallagher LLP	S-8	5.1	September 4, 2018

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm	S-8	23.2	September 4, 2018

23.3	Consent of Ernst & Young LLP, independent auditors				X

24.1	Power of Attorney (included on the signature page of this Amendment)				X

99.1	Melinta Therapeutics, Inc. 2018 Stock Incentive Plan	DEF 14A	Annex 1	May 11, 2018

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on the 16th day of November, 2018.

MELINTA THERAPEUTICS, INC.

By:	/s/ John H. Johnson
John H. Johnson Interim Chief Executive Officer

We, the undersigned officers and directors of Melinta Therapeutics, Inc., do hereby constitute and appoint John H. Johnson and Peter J. Milligan, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 4, 2018, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as are necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John H. Johnson	John H. Johnson Interim Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2018

/s/ Peter J. Milligan	Peter J. Milligan Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2018

/s/ Kevin T. Ferro	Kevin T. Ferro Chairman of the Board	November 16, 2018

/s/ Bruce L. Downey	Bruce L. Downey Director	November 16, 2018

/s/ James J. Galeota, Jr.	James J. Galeota, Jr. Director	November 16, 2018

/s/ David Gill	David Gill Director	November 16, 2018

/s/ Thomas P. Koestler	Thomas P. Koestler Director	November 16, 2018

/s/ Garheng Kong	Garheng Kong Director	November 16, 2018

/s/ David Zaccardelli	David Zaccardelli Director	November 16, 2018